OLD MUTUAL ADVISOR FUNDS II

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT, effective as of January 1, 2006, by and between Old Mutual Advisor Funds II (the “Trust”), on behalf of each portfolio of the Trust set forth in Schedule A, Schedule B, Schedule C and Schedule D (each a “Portfolio”, and collectively, the “Portfolios”), and Old Mutual Capital, Inc. (the “Investment Manager”).

WHEREAS, the Trust is a Delaware statutory trust organized under an Agreement and Declaration of Trust dated November 13, 2000, as amended (the “Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company of the series type and each Portfolio is one of the series of the Trust; and

WHEREAS, the Trust currently maintains four (4) classes of shares for each Portfolio, Class A, Class C, Advisor Class and Class Z (each a “Class” and, collectively, the “Classes”); and

WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement (the “Investment Management Agreement”), pursuant to which the Investment Manager will render investment services to each Portfolio for compensation (the “Management Fee”) based on the value of the average daily net assets of each such Portfolio; and

WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit certain expenses of each Class of each Portfolio.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	EXPENSE LIMITATION.

1.1          APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by each Class of a Portfolio in a fiscal year, including but not limited to Management Fees of the Investment Manager and fees and expenses incurred under the Trust’s Distribution Plan (Class A Shares), Distribution Plan (Class C shares), Service Plan (Class A and Class C shares) and Service Plan (Advisor Class shares) (but excluding: (i) interest, taxes, brokerage costs and commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business) (“Class Expenses”), exceed the Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Investment Manager.

1.1          EXPENSE LIMIT. The Expense Limit for the Class A, Class C, Advisor Class, and Class Z shares of a Portfolio shall be as set forth in Schedule A, Schedule B and

Schedule C and Schedule D, respectively, or such other rate as may be agreed to in writing by the parties from time to time.

1.2          METHOD OF COMPUTATION. To determine the Investment Manager’s liability with respect to the Excess Amount, each month the Class Expenses for each Class of each Portfolio shall be annualized as of the last day of the month. If the annualized Class Expenses for any month of a Class of a Portfolio exceed the Expense Limit of such Class, the Investment Manager shall first waive or reduce its investment management fee for such month for the affected Portfolio or Portfolios by an amount sufficient to reduce the annualized Class Expenses to an amount no higher than the Expense Limit. If the amount of the waived or reduced Management Fee for any such month is insufficient to pay the Excess Amount, the Investment Manager may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

1.3          YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Investment Manager to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

2.	REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

2.1          REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $75 million and in which the Investment Management Agreement is still in effect, the estimated Class Expenses of any Class of such Portfolio for the fiscal year are less than the corresponding Expense Limit for that year, subject to quarterly approval by the Trust’s Board of Trustees as provided in Section 2.2 below, the Investment Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Investment Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Investment Manager may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all Management Fees previously waived or reduced by the Investment Manager and all other payments remitted by the Investment Manager to the Portfolio, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Portfolio to the Investment Manager, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2          BOARD APPROVAL. No reimbursement shall be paid to the Investment Manager pursuant to this provision in any fiscal quarter, unless the Trust’s Board of Trustees has determined that the payment of such reimbursement is in the best interests of the Portfolio or Portfolios and their respective shareholders. The Trust’s Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to the Investment Manager in such quarter.

2.3          METHOD OF COMPUTATION. To determine each Portfolio’s payments, if any, to reimburse the Investment Manager for the Reimbursement Amount, each month the Class Expenses of each Class of each Portfolio shall be annualized as of the last day of the month. If the annualized Class Expenses of a Class of a Portfolio for any month are less than the Expense Limit of such Class, such Portfolio, only with the prior approval of the Board, shall pay to the Investment Manager an amount sufficient to increase the annualized Class Expenses of that Class of a Portfolio to an amount no greater than the Expense Limit of that Class of a Portfolio, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount.

2.4          YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Class Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Expense Limit.

3.	TERM AND TERMINATION OF AGREEMENT.

This Agreement shall continue in effect until December 31, 2008 (the “Initial Term”), and from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”). After the Initial Term, this Agreement may be terminated as to any Class of any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days’ prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

4.	MISCELLANEOUS.

4.1          CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2          INTERPRETATION. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust, the Portfolios or the Classes.

4.3          DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the Management Fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

OLD MUTUAL ADVISOR FUNDS II

on behalf of each of the

Portfolios listed on Schedule A, Schedule B, Schedule C and Schedule D

By: /s/ Mark Black

Title: Treasurer

OLD MUTUAL CAPITAL, INC.

By: /s/ Mark Black

Title: Chief Financial Officer

SCHEDULE A

DATED JANUARY 1, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 1, 2006

(CLASS A SHARES)

Expense
Limit
This Agreement relates to the following Portfolios of the Trust:

Old Mutual Emerging Growth Fund	1.55%
Old Mutual Growth Fund	1.35%
Old Mutual Large Cap Growth Fund	1.50%
Old Mutual Large Cap Growth Concentrated Fund	1.50%
Old Mutual Select Growth Fund	1.50%
Old Mutual Strategic Small Company Fund	1.60%
Old Mutual Focused Fund	1.40%
Old Mutual Large Cap Fund	1.40%
Old Mutual Mid-Cap Fund	1.45%
Old Mutual Small Cap Fund	1.50%
Old Mutual Columbus Circle Technology and Communications Fund	1.70%
Old Mutual Analytic U.S. Long/Short Fund	1.35%
Old Mutual Dwight Short Term Fixed Income Fund	0.95%
Old Mutual Heitman REIT Fund	1.50%
Old Mutual Barrow Hanley Value Fund	1.35%
Old Mutual TS&W Small Cap Value Fund	1.55%
Old Mutual Dwight Intermediate Fixed Income Fund	1.10%
Old Mutual Cash Reserves Fund	0.98%

SCHEDULE B

DATED JANUARY 1, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 1, 2006

(CLASS C SHARES)

Expense
Limit
This Agreement relates to the following Portfolios of the Trust:

Old Mutual Emerging Growth Fund	2.30%
Old Mutual Growth Fund	2.10%
Old Mutual Large Cap Growth Fund	2.25%
Old Mutual Large Cap Growth Concentrated Fund	2.25%
Old Mutual Select Growth Fund	2.25%
Old Mutual Strategic Small Company Fund	2.35%
Old Mutual Focused Fund	2.15%
Old Mutual Large Cap Fund	2.15%
Old Mutual Mid-Cap Fund	2.20%
Old Mutual Small Cap Fund	2.25%
Old Mutual Columbus Circle Technology and Communications Fund	2.45%
Old Mutual Analytic U.S. Long/Short Fund	2.10%
Old Mutual Dwight Short Term Fixed Income Fund	1.45%
Old Mutual Heitman REIT Fund	2.25%
Old Mutual Barrow Hanley Value Fund	2.10%
Old Mutual TS&W Small Cap Value Fund	2.30%
Old Mutual Dwight Intermediate Fixed Income Fund	1.85%
Old Mutual Cash Reserves Fund	1.73%

SCHEDULE C

DATED JANUARY 1, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 1, 2006

(ADVISOR CLASS SHARES)

Expense
Limit
This Agreement relates to the following Portfolios of the Trust:

Old Mutual Emerging Growth Fund	1.55%
Old Mutual Growth Fund	1.35%
Old Mutual Large Cap Growth Fund	1.50%
Old Mutual Large Cap Growth Concentrated Fund	1.50%
Old Mutual Select Growth Fund	1.50%
Old Mutual Strategic Small Company Fund	1.60%
Old Mutual Focused Fund	1.40%
Old Mutual Large Cap Fund	1.40%
Old Mutual Mid-Cap Fund	1.45%
Old Mutual Small Cap Fund	1.50%
Old Mutual Columbus Circle Technology and Communications Fund	1.70%
Old Mutual Analytic U.S. Long/Short Fund	1.35%
Old Mutual Dwight Short Term Fixed Income Fund	0.95%
Old Mutual Heitman REIT Fund	1.50%
Old Mutual Barrow Hanley Value Fund	1.35%
Old Mutual TS&W Small Cap Value Fund	1.55%
Old Mutual Dwight Intermediate Fixed Income Fund	1.10%
Old Mutual Cash Reserves Fund	0.98%

SCHEDULE D

DATED JANUARY 1, 2006

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 1, 2006

(CLASS Z SHARES)

Expense
Limit
This Agreement relates to the following Portfolios of the Trust:

Old Mutual Emerging Growth Fund	1.30%
Old Mutual Growth Fund	1.10%
Old Mutual Large Cap Growth Fund	1.25%
Old Mutual Large Cap Growth Concentrated Fund	1.25%
Old Mutual Select Growth Fund	1.25%
Old Mutual Strategic Small Company Fund	1.35%
Old Mutual Focused Fund	1.15%
Old Mutual Large Cap Fund	1.15%
Old Mutual Mid-Cap Fund	1.20%
Old Mutual Small Cap Fund	1.25%
Old Mutual Columbus Circle Technology and Communications Fund	1.45%
Old Mutual Analytic U.S. Long/Short Fund	1.10%
Old Mutual Dwight Short Term Fixed Income Fund	0.70%
Old Mutual Heitman REIT Fund	1.25%
Old Mutual Barrow Hanley Value Fund	1.10%
Old Mutual TS&W Small Cap Value Fund	1.30%
Old Mutual Dwight Intermediate Fixed Income Fund	0.85%
Old Mutual Cash Reserves Fund	0.73%